Exhibit 99.1

Aethlon Medical Announces Fiscal Q2 2025 Financial Results and Corporate Update

Clinical and research progress continues alongside substantial cost reductions.

Conference Call Today at 4:30 p.m. ET

SAN DIEGO, November 12, 2025 -- Aethlon Medical, Inc. (the Company or Aethlon) (Nasdaq: AEMD), a medical therapeutic company focused on developing products to treat cancer and life-threatening infectious diseases, today reported financial results for its fiscal second quarter ended September 30, 2025, and provided an update on recent developments.

Key Highlights

•	Maintained Nasdaq Listing: Compliance matters resolved, Aethlon remains in good standing with Nasdaq.
•	Clinical Progress: Recruitment underway for Cohort 2 of the Australian oncology trial under amended protocol.
•	Scientific Advancement: Ongoing collaboration with UCSF on Long COVID research, with a manuscript in preparation for peer-reviewed journal.
•	Technology Development: Initiated evaluation of Hemopurifier compatibility with a simplified blood treatment system
•	Operational Efficiency: Operating expenses reduced by 48%, reflecting disciplined cost management.

Clinical and Corporate Update

Clinical Progress in Cancer Trial

Aethlon continues to advance its clinical, scientific, and operational initiatives in support of its mission to develop therapeutic devices for cancer and infectious diseases. Nasdaq compliance matters have been resolved, and the company remains listed on the Capital Market.

Recruitment has begun for the second cohort of the Australian oncology trial of the Hemopurifier® is underway under the amended protocol that allows patients receiving combination therapies with Pembrolizumab (Keytruda®) or Nivolumab (Opdivo®). The study is designed to evaluate safety, feasibility, and dose-finding in patients with solid tumors who have not responded to PD-1 therapy. Additional cohorts will examine whether sequential Hemopurifier treatments decrease extracellular vesicle (EV) concentrations and enhance the body’s immune response against tumor cells.

As previously reported, the laboratory of Professor Georges Grau at the University of Sydney analyzed EVs and lymphocyte counts in samples from patients in the first cohort before and after Hemopurifier treatment. EVs are nanoparticles that are involved in cell-to-cell communication and are implicated in the spread of cancer (metastasis), growth of new blood vessels to the tumor, (angiogenesis), cell death (apoptosis), and inhibition of the body's T cells, which are important for killing tumor cells. Two of the three participants in the trial showed decreases in large EVs, also known as microvesicles, following the Hemopurifier treatment. Decreases were observed in large and small platelet-derived EVs in two of the three patients. We observed decreases in the subset of large EVs carrying PD-L1 in all three participants during the Hemopurifier treatment. Persistently elevated counts of EVs with PD-L1 have been associated with lack of response to anti-PD-1 agents.

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Decreases were observed in seven out of ten microRNAs examined in two of the three participants following a single 4-hour Hemopurifier treatment. MicroRNAs are one component of the cargo of extracellular vesicles, previously reported to promote cancer growth and metastasis.

Improvements in laboratory ratios associated with responses to immunotherapy including Neutrophil, Lymphocyte, Monocyte, Albumin and Systemic Immune-Inflammation were observed in at least two participants after a single 4-hour treatment. Increases were noted in total T cell numbers, CD8 and CD4 T cell subsets, and tumor specific T cells (CD137 +ve) in participants following Hemopurifier treatment without a consistent pattern in terms of timing of improvement.

Additional data from the subsequent two cohorts will help determine whether these observations are reproducible, and whether there is a dose response with additional Hemopurifier treatments in terms of the magnitude and duration of the changes.

We believe the unmet need remains significant: currently, only approximately 30-40% of patients who receive pembrolizumab or nivolumab will have lasting clinical responses to these agents. EVs produced by tumors are believed to contribute to both cancer progression and resistance to anti-PD-1 therapies.

The study’s primary endpoint is safety. The study will enroll approximately 9 to 18 participants. Eligible patients with solid tumors with stable or progressive disease receive escalating doses of Hemopurifier treatment across sequential cohorts - one, two, and three Hemopurifier treatments administered over the course of a single week. In addition to evaluating safety, the study is designed to assess whether reducing the concentration of EVs may improve the body's own natural ability to attack tumor cells. These exploratory findings are expected to inform the design of future efficacy and safety trials, including a Premarket Approval (PMA) study.

Scientific Collaboration in Long COVID Research and Technology Development

Analysis of EV cargo from Long COVID patient samples continues in collaboration with the University of California, San Francisco (UCSF). These studies build on prior findings showing that the Hemopurifier can bind and remove large and small EVs from Long COVID patients. A manuscript detailing these results is being prepared for submission to a peer-reviewed journal.

We also initiated an evaluation to study the compatibility of the Hemopurifier with an alternative blood treatment system that uses a single small-lumen catheter and simplified blood pump compared to traditional hemodialysis setups. This research could lead to simplified system for performing Hemopurifier treatments in Oncology units in the future.

Operational Achievements

Operating expenses decreased by 48% during the quarter, reflecting the Company’s ongoing efforts to reduce costs while advancing its clinical and research programs.

“We remain focused on executing our clinical and research strategy while maintaining operational discipline,” said James Frakes, CEO and CFO of Aethlon Medical. “Our ongoing trial progress, research collaborations, and technology initiatives continue to support our long-term goal of developing therapeutic solutions for cancer and life-threatening infectious diseases.”

Financial Results for the Fiscal Second Quarter Ended September 30, 2025

As of September 30, 2025, Aethlon had a cash balance of approximately $5.8 million.

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Consolidated operating expenses for the three months ended September 30, 2025 were approximately $1.5 million, down by approximately $1.4 million or 48%, from $2.9 million in the same period in 2024. The decreases were reflected across payroll, general and administrative and professional fees.

•	Payroll and related expenses decreased by approximately $778,000, reflecting lower headcount, reduced bonus accruals, and absence of prior-year severance charges.

•	General and Administrative expenses declined by approximately $437,000 driven by lower clinical trial costs, in part due to a $218,000 R&D tax incentive, as well as reductions in supplies, insurance, and other operational costs.

•	Professional fees decreased by approximately $177,000, mainly from reduced investor relations and contract labor expenses, partially offset by higher legal, tax, audit and financial services costs.

As a result of these factors, operating loss for the quarter decreased to $1.5 million compared to $2.8 million in the prior-year period.

Other income totaled $22,730 for the three months ended September 30, 2025, compared to $95,146 in the prior-year period. In both quarters, other income was primarily interest income earned on cash balances.

The consolidated balance sheets for September 30, 2025 and March 31, 2025, along with the consolidated statements of operations for the three and six months ended September 30, 2025 and 2024, are included at the end of this release.

Conference Call

Management will host a conference call today, Wednesday, November 12, 2025, at 4:30 p.m. ET to review the Company’s financial results and recent corporate developments. Following management’s formal remarks, there will be a question and answer session.

Interested parties can register for the conference call by navigating to https://dpregister.com/sreg/10204579/1005d2109f4. Please note that registered participants will receive their dial-in number upon registration.

Interested parties without internet access or unable to pre-register may dial in by calling:

PARTICIPANT DIAL IN (TOLL FREE): 1-844-836-8741

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

A replay of the call will be available approximately one hour after the end of the call through December 12, 2025. The replay can be accessed via Aethlon Medical’s website or by dialing 1-855-669-9658 (domestic) or 1-412-317-0088 (international) or Canada toll free at 1-855-669-9658. The replay conference ID number is 1454680.

About the Hemopurifier®

The Aethlon Hemopurifier is an investigational medical device designed to remove enveloped viruses and tumor-derived extracellular vesicles (EVs) from circulation. It is used extracorporeally with a blood pump and combines plasma separation, size exclusion, and affinity binding using a plant lectin resin that targets mannose-rich surfaces found on EVs and viruses. EVs released by solid tumors are believed to play a role in metastasis and the resistance to immunotherapies and chemotherapy. Removal of enveloped viruses and extracellular vesicles has been demonstrated in both vitro studies and human subjects.

The Hemopurifier holds a U.S. Food and Drug Breakthrough Device Designation for:

The treatment of individuals with advanced or metastatic cancer unresponsive to or intolerant of standard-of-care therapy; and the treatment of life-threatening viruses not addressed with approved therapies.

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About Aethlon Medical, Inc.

Aethlon Medical, Inc. (Nasdaq: AEMD) is a clinical-stage medical device company headquartered in San Diego, California. Aethlon is advancing the Hemopurifier, to address unmet needs in oncology and infectious disease, using a novel platform designed to selectively remove circulation pathogenic targets from biologic fluids.

For more information, visit www.AethlonMedical.com and follow the Company on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Forward-looking statements in this release include, among others, statements regarding: the investigational status and potential safety, feasibility, or utility of the Hemopurifier®; the Company’s ability to initiate, enroll, conduct, and complete its clinical trials, including in Australia, within expected timelines; the timing, scope, design, and potential outcomes of such studies; the Company’s ability to manufacture the Hemopurifier for clinical and potential future commercial use; the availability and adequacy of capital to support ongoing operations; and the Company’s ability to advance or expand its research programs in oncology, infectious diseases, and other conditions associated with extracellular vesicles. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the fact that the cash on hand may not be sufficient to support operations for the nest 12 months without additional financing, the Company's ability to raise additional capital on terms favorable to the Company, or at all; the Company’s ability to successfully complete development of the Hemopurifier; the Company’s ability to successfully demonstrate the utility and safety of the Hemopurifier in cancer and infectious diseases and in the transplant setting; the Company’s ability to achieve and realize the anticipated benefits from operational and financial milestones; the Company’s ability to maintain its Nasdaq listing, the Company’s ability to obtain approval from the Ethics Committee of its third location in Australia, including on the timeline expected by the Company; the Company’s ability to enroll additional patients in its oncology clinical trial in Australia, including on the timeline expected by the Company; the Company’s ability to manage and successfully complete its clinical trials; the Company’s ability to successfully manufacture the Hemopurifier in sufficient quantities for its clinical trials; unforeseen changes in regulatory requirements; the Company’s collaborative research with UCSF Long Covid Clinic; and the Company’s ability to further research potential applications of the Hemopurifier in other EV-associated diseases and other potential risks. The foregoing list of risks and uncertainties is illustrative but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2025, and in the Company's other filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances. Because the Hemopurifier® is an investigational device, its safety and effectiveness have not been established, and no conclusions should be drawn regarding clinical benefit. The observations contained in this release are from an early feasibility study and should not be interpreted as evidence of clinical benefit or safety beyond the study parameters.

Company Contact:
Jim Frakes
Chief Executive Officer and Chief Financial Officer
Aethlon Medical, Inc.
Jfrakes@aethlonmedical.com

Investor Contact:
Susan Noonan
S.A. Noonan Communications, LLC
susan@sanoonan.com

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

ASSETS
	September 30, 2025	March 31, 2025
CURRENT ASSETS
Cash and cash equivalents	$5,853,493	$5,501,261
Australian research and development tax incentive receivable	218,314	–
Prepaid expenses and other current assets	182,072	448,539

TOTAL CURRENT ASSETS	6,253,879	5,949,800

Property and equipment, net	513,992	676,220
Operating lease right-of-use asset	456,496	601,846
Patents, net	275	550
Restricted cash	98,448	97,813
Deposits	–	33,305

TOTAL ASSETS	$7,323,090	$7,359,534

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$570,792	$534,524
Due to related parties	248,454	579,565
Operating lease liability, current portion	324,656	313,033
Other current liabilities	261,095	472,164

TOTAL CURRENT LIABILITIES	1,404,997	1,899,286

Operating lease liability, less current portion	172,116	336,718

TOTAL LIABILITIES	1,577,113	2,236,004

STOCKHOLDERS' EQUITY

Common stock, par value $0.001 per share; 6,000,000 shares authorized as of September 30, 2025 and March 31, 2025; 761,318 and 258,531 shares issued and outstanding as of September 30, 2025 and March 31, 2025, respectively	761	259

Additional paid-in capital	176,975,368	173,095,221
Accumulated other comprehensive loss	(26,377)	(17,133)
Accumulated deficit	(171,203,775)	(167,954,817)

TOTAL STOCKHOLDERS' EQUITY	5,745,977	5,123,530

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,323,090	$7,359,534

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AETHLON MEDICAL, INC. AND SUBSIDIARY

 Consolidated Statements of Operations and Comprehensive Loss

For the three and six month periods ended September 30, 2025 and 2024

	Three Months	Three Months	Six Months	Six Months
	Ended 9/30/25	Ended 9/30/24	Ended 9/30/25	Ended 9/30/24

OPERATING EXPENSES
Professional fees	393,796	570,845	869,828	1,184,927
Payroll and related expenses	594,611	1,372,899	1,175,611	2,627,701
General and administrative	521,423	958,375	1,256,781	1,709,228
Total operating expenses	1,509,830	2,902,119	3,302,220	5,521,856

OPERATING LOSS	(1,509,830)	(2,902,119)	(3,302,220)	(5,521,856)

INTEREST INCOME, NET	22,730	95,146	53,262	143,442

NET LOSS	$(1,487,100)	$(2,806,973)	$(3,248,958)	$(5,378,414)

OTHER COMPREHENSIVE (LOSS)/INCOME	(4,000)	3,804	(9,244)	2,971

COMPREHENSIVE LOSS	$(1,491,100)	$(2,803,169)	$(3,258,202)	$(5,375,443)

Basic and diluted loss per share attributable to common stockholders	$(3.74)	$(16.11)	$(10.65)	$(40.15)

Basic and diluted weighted average number of common shares outstanding - basic and diluted	397,513	174,220	304,960	133,944

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